UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2016

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: FactSet Research Systems Inc. is filing this Current Report on Form 8-K/A in order to amend its Current Report on Form 8-K, filed on July 5, 2016, and incorporated herein by reference, to provide certain financial disclosures required by Item 9.01 with respect to the disposition of its market research business.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously announced, on May 21, 2016, FactSet Research Systems Inc. (“FactSet” or the “Company”) and FactSet UK Limited, a wholly owned subsidiary of FactSet, entered into a definitive stock purchase agreement (the “Purchase Agreement”) with AI NewCo., a merger subsidiary of Asset International Inc. (“AI”), a portfolio company of Genstar Capital, pursuant to which the Company agreed to sell its market research business, consisting of Market Metrics LLC and Matrix-Data Limited, to AI and associated assets (the “Transaction”).

On July 5, 2016, FactSet filed a Current Report on Form 8-K to report that it had completed the Transaction and received $165 million in cash less estimated working capital and certain adjustments set forth in the Purchase Agreement, including a $9.7 million bonus adjustment amount. In such Form 8-K, FactSet stated that it would file the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment as permitted by such Item. The Company is filing this Form 8-K/A to provide such pro forma financial information.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information, and related notes, as required by Item 9.01(b) of Form 8-K are included as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d)	Exhibits

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: July 8, 2016	By:	/s/ Maurizio Nicolelli
Maurizio Nicolelli
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information